Exhibit 10.85

February 13,2007

SmarTire Systems Inc.
13151 Vanier Place, Suite 150
Richmond, British Columbia
V 6V 211

Re: Registration rights on financial instruments held by TAIB Bank, B.S.C. ("TAIB"), and Certain Wealth, Ltd ("Certain Wealth").

The following financial instruments are held by the entities identified below:

Date of Instrument	Financial Instrument	Amount	Held by
October 31, 2006	10% convertible debenture	$1.0 million	TAIB
October 31, 2006	10% convertible debenture	$0.2 million	Certain Wealth

SmarTire Systems Inc. (the "Company") is required pursuant to the registration rights agreement with TAIB and Certain Wealth to use its best efforts to have a registration statement on Form SB-2 declared effective with the SEC on or before January 29, 2007. The registration statement was not declared effective on or before January 29, 2007.

T AIB and Certain Wealth each hereby agree that an Event of Default as defined in the financial instruments above and all related agreements referenced therein (the "Financial Instruments") has not occurred as a result of the registration statement not being declared effective on or before January 29, 2007, and TAIB and Certain Wealth each hereby waive any and all of their rights under the applicable default provisions of the Financial Instruments and related agreements so long as the Company uses its best efforts to have such registration statement declared effective on or before March 31, 2007.

Very truly yours,

TAIB Bank, B.S.C                                                   Certain Wealth Ltd

/s/ Larry Chaleff                                                     /s/ Larry Chaleff
By: Larry Chaleff                                                   By: Larry Chaleff
Its: Authorized person                                         Its: Authorized person